                                  EXHIBIT 12

               COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES
                       AND PREFERRED DIVIDENDS COMBINED

                                                       AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                        FOR THE FIVE YEARS ENDED JUNE 30, 1995
                                                                 (THOUSANDS OF DOLLARS)
                                            ----------------------------------------------------------------
                                                1995         1994          1993         1992         1991
                                            ----------    ---------    ----------    ---------    ----------

Margins before income taxes and
member refunds............................. $  (26,740)   $  (4,556)   $   10,340    $ (62,432)   $   (2,388)

Fixed charges - Interest...................     62,673       55,774        57,186       65,676        67,465
              - Rentals....................      6,942        4,908         5,728        6,756         6,075
                                            ----------    ---------    ----------    ---------    ----------
Total fixed charges........................     69,615       60,682        62,914       72,432        73,540
                                            ----------    ---------    ----------    ---------    ----------
Adjusted net margins....................... $   42,875    $  56,126    $   73,254    $  10,000    $   71,152
                                            ==========    =========    ==========    =========    ==========

Ratio of margins to fixed
charges....................................        0.6          0.9           1.2          0.1           1.0
                                            ==========    =========    ==========    =========    ==========
Deficiency of adjusted net
margins to total fixed charges............. $   26,740    $   4,556        N/A       $  62,432        N/A
                                            ==========    =========    ==========    =========    ==========

Fixed charges and preferred
dividends combined:
Preferred dividend factor:
   Preferred dividend requirements......... $    4,620    $   4,878    $    3,962    $   4,724    $    5,052
   Ratio of pre-tax margin to
   after-tax margin*.......................     114.1%        75.3%        234.2%       110.2%       (412.1%)
   Preferred dividend factor on
   pre-tax basis...........................      4,049        6,478         1,692        4,287        (1,226)

Total fixed charges (above)................     69,615       60,682        62,914       72,432        73,540
                                            ----------    ---------    ----------    ---------    ----------
Fixed charges and preferred
dividends.................................. $   73,664    $  67,160    $   64,606    $  76,719    $   72,314
                                            ==========    =========    ==========    =========    ==========
Ratio of margins to fixed charges
and preferred dividends
combined**.................................        0.6          0.8           1.1          0.1           1.0
                                            ==========    =========    ==========    =========    ==========
Deficiency of adjusted net
margins to fixed charges and
preferred dividends........................ $   30,789    $  11,034        N/A       $  66,719        N/A
                                            ==========    =========    ==========    =========    ==========

*Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
**Represents adjusted net margins divided by fixed charges and preferred dividends.
N/A - No deficiency.

             COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES AND
                         PREFERRED DIVIDENDS COMBINED

                                                                     AGWAY INC. (PARENT)
                                                             FOR THE FIVE YEARS ENDED JUNE 30, 1995                 PRO FORMA
                                                                    (THOUSANDS OF DOLLARS)                        JUNE 30, 1995
                                                    ------------------------------------------------------   -----------------------
                                                      1995       1994        1993       1992        1991       ADJMTS       ADJUSTED
                                                    --------   --------    --------   --------    --------   ---------      --------
Margins before income taxes and
member refunds ..................................   $  4,600   $(17,330)   $  4,501   $(51,202)   $ 16,793   $ (3,113)<F1>  $  1,487

Fixed charges - Interest ........................      5,874     14,985       8,282     11,940      16,368      3,113<F1>      8,987
              - Rentals .........................      1,960      1,183         755        662         684                     1,960
                                                    --------   --------    --------   --------    --------   ---------      --------
Total fixed charges .............................      7,834     16,168       9,037     12,602      17,052      3,113         10,947
                                                    --------   --------    --------   --------    --------   ---------      --------
Adjusted net margins ............................   $ 12,434   $ (1,162)   $ 13,538   $(38,600)   $ 33,845   $      0       $ 12,434
                                                    ========   ========    ========   ========    ========   =========      ========
Ratio of margins to fixed
charges .........................................        1.6       (0.1)        1.5       (3.1)        2.0                       1.1
                                                    ========   ========    ========   ========    ========                  ========
Deficiency of adjusted net
margins to total fixed charges ..................      N/A     $ 17,330       N/A     $ 51,202       N/A                       N/A
                                                    ========   ========    ========   ========    ========                  ========
Fixed charges and preferred
dividends combined:
Preferred dividend factor:
   Preferred dividend requirements ..............   $  4,620   $  4,878    $  3,962   $  4,724    $  5,502   $    (162)<F2> $ 4,458
   Ratio of pre-tax margin to
   after-tax margin<F4>..........................    (291.2%)    214.5%      404.4%     108.4%       99.5%     (291.2%)     (291.2%)
   Preferred dividend factor on
   pre-tax basis ................................     (1,587)     2,274         980      4,358       5,077          56       (1,531)
Total fixed charges (above) .....................      7,834     16,168       9,037     12,602      17,052       3,113       10,947
                                                    --------   --------    --------   --------    --------   ---------      --------
Fixed charges and preferred
dividends .......................................   $  6,247   $ 18,442    $ 10,017   $ 16,960    $ 22,129   $   3,169      $ 9,146
                                                    ========   ========    ========   ========    ========   =========      ========
Ratio of margins to fixed charges
and preferred dividends
combined<F5>.....................................        2.0       (0.1)        1.4       (2.3)        1.5                      1.3
                                                    ========   ========    ========   ========    ========                  ========
Deficiency of adjusted net
margins to fixed charges and
preferred dividends .............................      N/A     $ 19,604       N/A     $ 55,560       N/A                       N/A
                                                    ========   ========    ========   ========    ========                  ========

<F1>   Represents  change in annual  interest.  Calculated by adding  interest on certificates  and debentures  offered hereby and subtracting  interest on  debentures  redeemed and  long-term  debt repaid (see "Use of Proceeds"  section of  Prospectus).
       Calculation as follows (in 000's):

       Debt offered:
        Certificates            $  2,500    x   .0675   =  $   169
                                   5,000    x   .0725   =      363
                                   5,000    x   .0700   =      350
                                  20,000    x   .0750   =    1,500
                                  20,000    x   .0800   =    1,600
        Reinvestment option       18,850    x     <F3>  =    1,476
                                --------                   -------
                                $ 71,350                   $ 5,458
                                ========                   =======
       Less debt repaid:
        Debentures              $  3,348    x   .0750   x   12/12  =  $  (251)
        Certificates               8,876    x   .0850   x    1/12  =      (63)
                                   4,428    x   .0800   x    1/12  =      (30)
                                  17,348    x   .0700   x    1/12  =     (101)
                                  20,000    x   .0950   x   12/12  =   (1,900)
                                --------                              --------
                                $ 54,000                              $(2,345)
                                ========                              ========
<F2>   Represents the change in preferred  stock dividend  requirements  as a result of the current  offering $12 ($200 x 6%) less anticipated redemptions $(174), (calculated at $2,500 x 6.94%, the weighted average rate paid on preferred stock during the year ended June 30, 1995).
<F3>   Various rates ranging from 4.5% to 9.5%.
<F4>   Represents pre-tax adjusted net margin from continuing  operations divided by after-tax margin,  which adjusts dividends on preferred stock to a pre-tax basis.
<F5>   Represents adjusted net margins divided by fixed charges and preferred dividends.
N/A    No deficiency.